MARK IV INDUSTRIES, INC.

                   Prospectus Supplement dated January 8, 1999
                    to the Prospectus dated February 13, 1998



The Selling Holders table contained on pages 16-18 of the Prospectus is hereby supplemented to include additional Selling Holders as indicated in the following table:


                                    Aggregate             Number of Shares of
                                 Principal Amount        Common Stock Issuable
Name of Selling Holder          of Notes Owned and         Upon Conversion of
                                 That May be Sold        Notes That May be Sold

Merrill Lynch Convertible          $1,000,000                    30,476
Fund, Inc.

Pacific Innovation
Trust Capital  Income                $235,000                     7,161
Fund (1)



(1) Amended information to Prospectus Supplement dated March 27, 1998 and Prospectus dated February 13, 1998.